Exhibit 99.1

Xometry Appoints Subir Dutt As Chief Sales Officer

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Brings Extensive Enterprise Sales Experience With Leadership Positions At Google, Oracle, CapGemini
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Expert In AI, Cloud Services And Transformational Technologies To Help Clients Accelerate Their Digital Journeys
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Succeeds Kathy Mayerhofer, Who Will Work With Dutt To Ensure A Seamless Transition

NORTH BETHESDA, MD., May 15, 2024 – Xometry, the global AI-powered marketplace that connects buyers with suppliers of custom manufacturing services, today announced the appointment of Subir Dutt as the company’s new Chief Sales Officer.

A widely respected enterprise sales leader for Google, Oracle and CapGemini, Dutt brings considerable expertise leading high-performing sales teams across North America, Europe and Asia. He most recently served as head of mid-Atlantic enterprise sales for Google Cloud, where he and his team drove significant, triple-digit increases in annual revenue. Dutt succeeds Kathy Mayerhofer, who announced she is stepping away to pursue outside activities.

“Subir brings significant experience leading high-performing, high-growth sales teams that cater to large enterprise customers across nearly every sector,” said Randy Altschuler, CEO of Xometry. “Subir is an expert in AI and cloud-based services, matching our own company’s offerings, and he innately understands the manufacturing world, having earned his bachelor’s and master’s degrees in mechanical and industrial engineering.”

“Through its AI-fueled marketplace and expanding suite of cloud-based services and software, Xometry is rapidly digitizing the manufacturing space and playing a pivotal role in strengthening supply chains everywhere,” Dutt said. “I’m passionate about leveraging technology to help clients accelerate their own digital journeys, and I look forward to working with Randy and the rest of the management team to accelerate Xometry’s continued growth.”

Throughout his career, Dutt has led sales teams for major technology players, including Google, Oracle and CapGemini. As head of cloud sales for Google Cloud’s mid-Atlantic enterprise region, Dutt worked with major companies in the medical/healthcare, media, consumer goods and financial services sectors. As senior vice president for CapGemini, he helped drive the transformation of the company’s Oracle business to XaaS. At Oracle, he built and led high-performing teams serving clients in the high-tech, telecommunications, manufacturing and distribution industries.

“As we welcome Subir to Xometry, we also thank Kathy for her tremendous leadership in helping scale our business,” Altschuler said. “In her seven years with Xometry, Kathy led our team to new heights every year, helping grow our revenue from $17 million in 2017 to $463 million at the end of last year.”

Mayerhofer will work with Dutt to ensure a seamless transition.

Xometry’s two-sided AI-powered marketplace plays a vital role in the digital transformation of the manufacturing industry. Xometry’s proprietary technology shortens development cycles, drives efficiencies within corporate environments and helps companies create resilient supply chains. Xometry’s product portfolio includes: its industry leading digital marketplace; popular Thomasnet® industrial sourcing platform, and cloud-based tools, including Xometry Teamspace, which provides centralized project management software for large, mission-critical projects.

About Xometry

Xometry’s (NASDAQ:XMTR) AI-powered marketplace, popular Thomas industrial sourcing platform and suite of cloud-based services are rapidly digitizing the $2.4 trillion manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to create locally resilient supply chains. The Xometry Instant Quoting Engine® leverages millions of pieces of data to analyze complex parts in real-time, matches buyers with the right suppliers globally, and provides accurate pricing and lead times. Learn more at www.xometry.com or follow @xometry.

Media Contacts:
Matthew Hutchison
SVP, Global Corporate Communications
415-583-2119
Matthew.Hutchison@Xometry.com

Illume PR for Xometry
Xometry@IllumePR.com

Investor Contact:
Shawn Milne
VP, Investor Relations
240-335-8132
Shawn.Milne@Xometry.com